                                 UNITED STATES
                        SECURITIES EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 8-K

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




      Date of Report (Date of earliest event reported)      May 22, 1998
                                                       -----------------------



                            AgriBioTech, Inc.
--------------------------------------------------------------------------------

       (Exact name of small business issuer as specified in its charter)

                     Nevada                      1-1935         85-0325742
--------------------------------------------------------------------------------
         (State or other jurisdiction of      (Commission    (I.R.S. Employer
         incorporation or organization)      File Number)   Identification No.)

     120 Corporate Park Drive, Henderson, Nevada              (89014)
--------------------------------------------------------------------------------
      (Address of principal executive offices)              (Zip Code)


         Registrant's telephone number, including area code:  (702) 566-2440
                                                              --------------

                               EXPLANATORY NOTE

     This Form 8-K is submitted in accordance with Rule 3.-05(b)(2) of Registration S-X. Upon the closing of the Company's acquisition of Petersen Seed Company, Inc. on May 22, 1998, the aggregate amount of the completed or probable pending acquisitions since June 30, 1997, none of which are individually significant, now exceeds the 50% level required by the Securities and Exchange Commission and therefore financial statements are required to be filed for at least the substantial majority of the individually insignificant subsidiaries. Therefore, this Form 8-K is being filed to include the audited financial statements for Ramy Commercial Properties and Subsidiary (LaCrosse Seed), Zajac Performance Seed, Van Dyke Seed Co., Inc. and Oseco, Inc.

ITEM 7.  Financial Statements and Exhibits

     (a)  Financial Statements of businesses acquired

          Van Dyke Seed Company, Inc.

          Zajac Performance Seeds, Inc., et al

          Oseco Inc.

          Ramy Commercial Properties, Inc. and Subsidiary

     (b)  Exhibits.

          23.1  Consent of Jones & Roth, P.C.

          23.2  Consent of Ludwig Bulmer Seifert & Lane

          23.3  Consent of KPMG, chartered accountants

          23.4  Consent of Hawkins, Ash, Baptie & Company, LLP

                               AGRIBIOTECH, INC.

                    Pro Forma Combined Financial Information

                                  (Unaudited)



The following pro forma combined summary of operations combines the results of operations of AgriBioTech, Inc. ("ABT"), W-L Research, Inc. and Germain's, Inc. (collectively "WL/Germain's"), E.F. Burlingham & Sons and Subsidiary ("Burlingham"), Olsen Fennell Seeds, Inc. ("Olsen Fennell"), Lofts Seed, Inc. and Budd Seed, Inc. (collectively "Lofts"), Seed Corporation of America and Green Seed Company Limited Partnership (collectively "SeedCo"), Willamette Seed Co. ("Willamette"), Ramy Commercial Properties Inc. and Subsidiary ("LaCrosse"), Zajac Performance Seeds, Inc. et al. ("Zajac"), Van Dyke Seed Company, Inc. ("Van Dyke"), Oseco Inc. ("Oseco"), and other individually insignificant acquisitions since July 1, 1996 (collectively "Other Acquisitions") as if all acquisitions occurred at the beginning of the periods presented. The pro forma combined summary of operations reflects known changes resulting from the acquisitions but does not reflect impacts of any changes in operations, anticipated efficiencies and synergies from consolidation.

The pro forma combined summary balance sheet reflects ABT's consolidated balance sheet as of March 31, 1998 combined with the balance sheets of Willamette, Oseco, and, to the extent effective after March 31, 1998, Other Acquisitions, as if all such acquisitions occurred as of March 31, 1998.

The business of these entities is subject to wide seasonal fluctuations and, therefore, the results of operations for periods less than twelve months may not be indicative of annual results. The pro forma adjustments are based on preliminary estimates, available information, and certain assumptions that management deems appropriate and may be revised as additional information becomes available. The pro forma combined financial information does not purport to represent what ABT's financial position or results of operations would actually have been if such transactions had in fact occurred on those dates and are not necessarily representative of ABT's financial position or results of operation for any future period. The pro forma combined financial information should be read in conjunction with the historical financial statements of ABT, WL/Germain's, Burlingham, Olsen Fennell, Lofts, SeedCo, Willamette, LaCrosse, Zajac, Van Dyke, and Oseco included herein or previously filed with the Securities and Exchange Commission.

                          AGRIBIOTECH, INC. ("ABT");

                   Pro Forma Combined Summary of Operations

                                  (Unaudited)

                           Year ended June 30, 1997



                                                                                                  Olsen
                                         ABT (A)       W-L/Germains (A)     Burlingham (A)     Fennell (A)        Lofts (A)
                                     -------------     ----------------     --------------     -----------      ------------
Net sales                             $65,904,058        $2,671,772          $31,040,752       $28,566,907      $74,696,000
Cost of sales                          49,527,150         1,816,236           25,439,688        25,214,881       53,802,000

                                      -----------        ----------          -----------       -----------      -----------
  Gross profit                         16,376,908           855,536            5,601,064         3,352,026       20,894,000

Operating expenses                     17,971,813         1,014,557            3,383,987         3,444,793       16,291,530

                                      -----------        ----------          -----------       -----------      -----------
     Income (loss) from operations     (1,594,905)         (159,021)           2,217,077           (92,767)       4,602,470

Other income (expense)                 (1,118,860)           57,075               (7,314)          (24,940)      (1,514,000)
                                      -----------        ----------          -----------       -----------      -----------

     Earnings (loss) before income
       taxes                           (2,713,765)         (101,946)           2,209,763          (117,707)       3,088,470

Income tax expense (benefit)                    -                 -              719,057                 -                -
                                      -----------        ----------          -----------       -----------      -----------
     Net earnings (loss)               (2,713,765)         (101,946)           1,490,706          (117,707)       3,088,470

Discount and imputed dividends on
  preferred stock                       3,233,426                 -                    -                -                 -
                                      -----------        ----------          -----------       -----------      -----------
  Net earnings (loss) attributable
    to common stock                   $(5,947,191)       $ (101,946)         $ 1,490,706       $  (117,707)     $ 3,088,470
                                      ===========        ==========          ===========       ===========      ===========

Shares of common stock used in
  computing loss per share:
   Basic                               15,549,184
   Diluted                             15,549,184
                                      ===========
Net earnings (loss) per common share:
   Basic                              $    (0.38)
   Diluted                                 (0.38)
                                      ==========

                                      SeedCo(A)      Willamette(A)    LaCrosse(A)    Van Dyke(A)      Zajac(A)       Oseco(A)
                                     -----------     -------------    -----------    -----------     ----------     -----------
Net sales                            $39,130,541      $41,813,922     $9,377,225      $9,737,858     $8,404,236     $9,414,835
Cost of sales                         31,108,155       33,965,669      7,362,174       6,296,597      6,414,298      6,409,961

                                     -----------      -----------     ----------     -----------     ----------     ----------
  Gross profit                         8,022,386        7,848,253      2,015,051       3,441,261      1,989,938      3,004,874

Operating expenses                     7,813,290        6,826,001      1,855,480       3,048,905      1,150,767      2,691,579


                                     -----------      -----------     ----------     -----------     ----------     ----------
     Income (loss) from operations       209,096        1,022,252        159,571         392,356        839,171        313,295

Other income (expense)                  (150,603)        (654,292)        10,852        (181,053)       (23,785)        28,641
                                     -----------      -----------     ----------     -----------     ----------     ----------

     Earnings (loss) before income
      taxes                               58,493          367,960        170,423         211,303        815,386        341,936

Income tax expense (benefit)                   -          159,330         80,639               -              -         63,000
                                     -----------      -----------     ----------     -----------     ----------     ----------
      Net earnings (loss)                 58,493          208,630         89,784         211,303        815,386        278,936


Discount and imputed dividends on
  preferred stock                              -                -              -               -              -              -
                                     -----------      -----------     ----------     -----------     ----------     ----------
  Net earnings (loss) attributable
    to common stock                  $    58,493      $   208,630     $   89,784      $  211,303     $  815,386     $  278,936
                                     ===========      ===========     ==========     ===========     ==========     ==========

Shares of common stock used in
  computing loss per share:
   Basic
   Diluted

Net earnings (loss) per common share:
   Basic
   Diluted

                                          Other                                      Pro Forma
                                      Acquisitions(A)        Adjustments             Continued
                                     ----------------       -------------           -----------
Net sales                              $107,676,008         $(21,673,639) (F)      $406,760,475
Cost of sales                            87,705,118          (21,673,639) (F)       312,975,287
                                                                (413,001) (K)
                                       ------------         ------------           ------------
  Gross profit                           19,970,890              413,001             93,785,188

Operating expenses                       18,682,719            6,715,651  (C)        85,793,382
                                                              (5,063,690) (J)
                                                                 (34,000) (L)
                                       ------------         ------------           ------------
     Income (loss) from operations        1,288,171           (1,204,960)             7,991,806

Other income (expense)                      426,097           (3,775,897) (D)        (6,928,079)
                                       ------------         ------------           ------------

     Earnings (loss) before income
       taxes                              1,714,268           (4,980,857)             1,063,727

Income tax expense (benefit)                241,949              (15,729) (M)         1,248,246
                                       ------------         ------------           ------------
      Net earnings (loss)                 1,472,319           (4,965,128)              (184,519)

Discount and imputed dividends on
  preferred stock                                 -                    -              3,233,426
                                       ------------         ------------           ------------
  Net earnings (loss) attributable
    to common stock                    $  1,472,319          $(4,965,128)          $ (3,417,945)
                                       ============         ============           ============

Shares of common stock used in
  computing loss per share:
   Basic                                                      10,017,230  (E)        25,566,414
   Diluted                                                    10,017,230  (E)        25,566,414
                                                              ============         ============
Net earnings (loss) per common share:
   Basic                                                                           $      (0.13)
   Diluted                                                                                (0.13)
                                                                                   ============


See accompanying notes to pro forma combined financial information.

                          AGRIBIOTECH, INC. ("ABT");

                   Pro Forma Combined Summary of Operations

                                  (Unaudited)

                    Nine-month period ended March 31, 1998


                                                ABT (B)          Lofts (B)           SeedCo(B)         Willamette(B)
                                           ----------------   ---------------     ---------------     ----------------
Net sales                                    $139,695,295       $39,022,000         $16,401,233         $25,686,733
Cost of sales                                 109,209,431        28,063,000          12,693,089          20,093,280

                                           ----------------   ---------------     ---------------     ----------------
  Gross profit                                 30,485,864        10,959,000           3,708,144           5,593,453

Operating expenses                             27,441,877        10,318,757           4,048,483           4,925,191


                                           ----------------   ---------------     ---------------     ----------------
     Income (loss) from operations              3,043,987           640,243            (340,339)            668,262

Other income (expense)                         (1,633,853)         (679,000)            295,005               6,428

                                           ----------------   ---------------     ---------------     ----------------

     Earnings (loss) before income
       taxes                                    1,410,134           (38,757)            (45,334)            674,690


Income tax expense (benefit)                   (2,907,500)                -                   -             244,677
                                           ----------------   ---------------     ---------------     ----------------
  Net earnings (loss)                           4,317,634           (38,757)            (45,334)            430,013

Discount and imputed dividends on
  preferred stock                                  80,154                 -                   -                   -
                                           ----------------   ---------------     ---------------     ----------------
  Net earnings (loss) attributable to
    common stock                             $  4,237,480       $   (38,757)        $   (45,334)        $   430,013
                                           ================   ===============     ===============     ================

Shares of common stock used in
  computing earnings (loss) per share:
   Basic                                       28,044,125
  Diluted                                      32,373,638
                                           ================
Net earnings (loss) per common share:
   Basic                                     $       0.15
  Diluted                                            0.13
                                           ================

                                                                                                                      Other
                                        Van Dyke (B)             Zajac (B)                Oseco (B)              Acquisitions (B)
                                       --------------         --------------            -------------          -------------------
Net sales                                $6,410,744             $3,497,853               $7,180,783               $70,583,987
Cost of sales                             4,284,349              3,534,201                4,729,095                58,063,018

                                       --------------         --------------            -------------          -------------------
  Gross profit                            2,126,395                (36,348)               2,451,688                12,520,969

Operating expenses                        1,610,783                890,156                2,024,222                14,803,218


                                       --------------         --------------            -------------          -------------------
     Income (loss) from operations          515,612               (926,504)                 427,466                (2,282,249)

Other income (expense)                     (115,989)                 1,821                        -                   953,646

                                       --------------         --------------            -------------          -------------------

     Earnings (loss) before income
       taxes                                399,623               (924,683)                 427,466                (1,328,603)


Income tax expense (benefit)                      -                      -                  150,500                   (44,030)
                                       --------------         --------------            -------------          -------------------
     Net earnings (loss)                    399,623               (924,683)                 276,966                (1,284,573)

Discount and imputed dividends on
  preferred stock                                 -                      -                        -                         -
                                       --------------         --------------            -------------          -------------------
  Net earnings (loss) attributable to
    common stock                         $  399,623             $ (924,683)              $  276,966               $(1,284,573)
                                       ==============         ==============            =============          ===================

Shares of common stock used in
  computing earnings (loss) per share:
   Basic
  Diluted

Net earnings (loss) per common share:
   Basic
  Diluted

                                                                                 Pro Forma
                                           Adjustments                           combined
                                         ---------------                       -------------
Net sales                                 $(14,305,726)    (F)                 $294,172,902
Cost of sales                              (14,305,726)    (F)                  226,540,889
                                                27,152     (K)
                                               150,000     (F)
                                         ---------------                       -------------
  Gross profit                                (177,152)                          67,632,013

Operating expenses                           3,744,205     (C)                   65,461,962
                                            (3,635,930)    (J)
                                              (709,000)    (L)
                                         ---------------                       -------------
     Income (loss) from operations             423,573                            2,170,051

Other income (expense)                      (1,152,856)    (D)                   (2,324,798)
                                         ---------------                       -------------

     Earnings (loss) before income
       taxes                                  (729,283)                            (154,747)


Income tax expense (benefit)                  (162,977)    (N)                   (2,719,330)
                                         ---------------                       -------------
     Net earnings (loss)                      (566,306)                           2,564,583

Discount and imputed dividends on
  preferred stock                                    -                               80,154
                                         ---------------                       -------------
  Net earnings (loss) attributable to
    common stock                          $   (566,306)                        $  2,484,429
                                         ===============                       =============

Shares of common stock used in
  computing earnings (loss) per share:
   Basic                                     7,434,409     (E)                   35,478,534
  Diluted                                    7,434,409     (E)                   39,808,047
                                         ===============                       =============
Net earnings (loss) per common share:
   Basic                                                                       $       0.07
  Diluted                                                                              0.06
                                                                               =============


See accompanying pro forma combined financial information.

                          AGRIBIOTECH, INC. ("ABT");
                       PRO FORMA COMBINED BALANCE SHEET

                                  (UNAUDITED)

                                MARCH 31, 1998

                                                                           ABT (G)         Willamette (G)     Oseco (G)
                                                                       -------------       --------------   -------------
        ASSETS
Current assets
       Cash and cash equivalents                                        $  2,966,830       $     1,809        $        -
       Accounts receivable                                                51,680,818         3,670,967         3,036,481

       Inventories                                                        66,845,197         7,933,674         2,908,191
       Other                                                               2,216,406            35,003           174,999
                                                                       -------------      ------------     -------------
                       Total current assets                              123,709,251        11,641,453         6,119,671
Property, plant and equipment, net                                        36,257,048         4,394,764         1,155,368
Intangible assets, net of accumulated amortization                        95,540,148         1,469,093                 -
Investment in associated entity, at equity                                   934,576                 -                 -
Deferred income taxes                                                      1,845,955           221,058                 -
Other                                                                        483,241                 -             1,159
                                                                       -------------      ------------     -------------
                       Total assets                                    $ 258,770,219      $ 17,726,368     $   7,276,198
                                                                       =============      ============     =============

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Short-term debt                                                  $ 48,589,412       $ 8,556,711        $1,455,847
       Current installments of long-term obligations                       1,705,288           211,683                 -
       Accounts payable                                                   26,348,501         5,220,444         1,636,834
       Accrued liabilites                                                  5,452,918           115,667           110,639
       Amount due in connection with acquisition                          17,350,000                 -                 -
                                                                       -------------      ------------     -------------
                       Total current liabilities                          99,446,119        14,104,505         3,203,320
Long-term obligations, excluding current installments                      8,433,383           711,800         3,010,000
Deferred income taxes                                                              -                 -           137,892
                                                                       -------------      ------------     -------------
                       Total liabilites                                  107,879,502        14,816,305         6,351,212
                                                                       -------------      ------------     -------------
Stockholders' equity:
       Preferred stock                                                             1                 -                 -
       Common stock                                                           33,681           495,000                70

       Capital in excess of par value                                    144,349,482                 -                 -

       Common stock to be issued in acquisition                           14,615,000                 -                 -
       Accumulated (deficit)                                              (8,107,447)        2,415,063           924,916
                                                                       -------------      ------------     -------------
                       Total stockholders' equity                        150,890,717         2,910,063           924,986
                                                                       -------------      ------------     -------------
                       Total liabilities and stockholders' equity      $ 258,770,219      $ 17,726,368     $   7,276,198
                                                                       =============      ============     =============

                                                                           Other                                    Pro Forma
                                                                      Acquisitions (G)    Adjustments               Combined
                                                                      ----------------    ------------            -------------
        ASSETS
Current assets
       Cash and cash equivalents                                        $(1,216,443)      $          -    (I)     $  1,752,196
       Accounts receivable                                               14,875,635            120,000    (I)       71,460,429
                                                                                            (1,923,472)   (H)
       Inventories                                                       13,300,923            (95,954)   (I)       90,892,031
       Other                                                                664,540           (161,116)   (I)        2,929,832
                                                                        -----------       ------------            ------------
                       Total current assets                              27,624,655         (2,060,542)            167,034,488
Property, plant and equipment, net                                        3,985,986         14,084,452    (I)       59,877,618
Intangible assets, net of accumulated amortization                                -         31,684,007    (I)      128,693,248
Investment in associated entity, at equity                                        -                  -                 934,576
Deferred income taxes                                                        82,500         (2,149,513)   (I)                -
Other                                                                     2,023,208                  -               2,507,608
                                                                        -----------       ------------            ------------
                       Total assets                                     $33,716,349       $ 41,558,404            $359,047,538
                                                                        ===========       ============            ============

        LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
       Short-term debt                                                  $ 9,380,995       $ 63,483,053    (I)     $111,927,518
                                                                                           (19,538,500)   (O)
       Current installments of long-term obligations                        165,534                  -               2,082,505
       Accounts payable                                                  11,088,165         (1,923,472)   (H)       42,370,472
       Accrued liabilites                                                   492,616            659,546    (I)        6,831,386
       Amount due in connection with acquisition                                  -        (17,350,000)   (I)                -
                                                                        -----------       ------------            ------------
                       Total current liabilities                         21,127,310         25,330,627             163,211,881
Long-term obligations, excluding current installments                     3,517,699         (3,010,000)   (I)       12,662,882
Deferred income taxes                                                        43,277          3,162,391    (I)        3,343,560
                                                                        -----------       ------------            ------------
                       Total liabilites                                  24,688,286         25,483,018             179,218,323
                                                                        -----------       ------------            ------------
Stockholders' equity:
       Preferred stock                                                            -                  -                       1
       Common stock                                                         266,539           (759,806)   (I)           36,841
                                                                                                 1,357    (O)
       Capital in excess of par value                                             -         24,013,195    (I)      187,899,820
                                                                                            19,537,143    (O)
       Common stock to be issued in acquisition                                   -        (14,615,000)   (I)                -
       Accumulated (deficit)                                              8,761,524        (12,101,503)   (I)       (8,107,447)
                                                                        -----------       ------------            ------------
                       Total stockholders' equity                         9,028,063         16,075,386             179,829,215
                                                                        -----------       ------------            ------------
                       Total liabilities and stockholders' equity       $33,716,349       $ 41,558,404            $359,047,538
                                                                        ===========       ============            ============


See accompanying notes to pro forma combined financial information.

See accompanying notes to pro forma combined financial information.



                               AGRIBIOTECH, INC.

               Notes to Pro Forma Combined Financial Information

                                  (Unaudited)

(A) The year ended June 30, 1997 for ABT includes the operations of WL/Germain's for the period from September 1, 1996 through June 30, 1997, the operations of Burlingham for the period from April 1, 1997 through June 30, 1997, and the operations of Olsen Fennell for the period from June 1, 1997 through June 30, 1997. The amounts under the WL/Germain's column are for the two-month period ended August 31, 1996. The amounts under the Burlingham column are for the nine-month period ended March 31, 1997. The amounts under the Olsen Fennell column are for the eleven-month period ended May 31, 1997. The amounts under the Lofts, SeedCo, Willamette, LaCrosse, Van Dyke, Zajac, and Oseco columns are for the twelve-month period ended June 30, 1997. The amounts in the Other Acquisition column include such acquisitions for periods not included in the ABT column. The amounts for Lofts include its affiliates with intercompany transactions having been eliminated.

(B) The nine-month period ended March 31, 1998 for ABT includes the operations of WL/Germain's, Burlingham, Olsen Fennell, and LaCrosse for the entire period and the operations of Lofts, SeedCo, Van Dyke and Zajac for the period from January 1, 1998 through March 31, 1998. The amounts under the Lofts, SeedCo, Van Dyke and Zajac columns are for the six-month period ended December 31, 1997. The amounts in the Willamette and Oseco columns are for the nine-month period ended March 31, 1998. The amounts in the Other Acquisition column include such acquisitions for periods not included in the ABT column.

(C) To reflect depreciation of property, plant and equipment and amortization of intangible assets based on market value adjustments in connection with applying purchase accounting. Intangible assets resulting from the application of purchase accounting and amortization periods include goodwill of approximately $111 million (10 to 40 years, with a weighted average of 29 years) and covenants not to compete of approximately $9 million (6 to 8 years).

(D) To reflect reduction of interest income earned and additional interest expense for the cash purchase price of the acquisitions. The pro forma amounts assume that payments required to be made in the acquisitions would be obtained through approximately $67.7 million of proceeds from the sale of the Company's common stock in private placement transactions from December 1997 through May 1998 and the balance of $73.0 million from the Company's existing or similar short-term credit facilities. Interest expense was computed using an interest rate of 8.5%.

(E) To reflect the impact on average shares outstanding of shares of ABT common stock issued in connection with the acquisitions (4,942,048 for the year ended June 30, 1997 and 2,931,203 for the nine months ended March 31, 1998) and private placements of the Company's common stock (5,075,182 for the year ended June 30, 1997 and 4,503,206 for the nine months ended March 31, 1998) as if they had been outstanding for the entire period. The dilutive impacts of options and warrants are not considered in loss periods.

(F) To eliminate intercompany sales and other revenue.

(G) The consolidated balance sheet of ABT as of March 31, 1998 includes the accounts of WL/Germain's, Burlingham, Olsen Fennell, LaCrosse, Lofts, SeedCo, Zajac, and Van Dyke. The amounts under the Willamette and Oseco columns reflect their accounts as of March 31, 1998. The amounts in the Other Acquisitions column include such acquisitions to the extent not included in the ABT column.

(H) To eliminate intercompany balances.

(I) To reflect the application of purchase accounting to the Willamette and Oseco acquisitions and, to the extent effective after March 31, 1998, the Other Acquisitions. The total purchase price of $50.7 million is anticipated to be paid through the issuance of approximately 548,673 shares of the Company's common stock valued at approximately $9.4 million and cash of approximately $41.3 million.

(J) Prospective reductions in compensation of former owners of acquired entities, employee benefits, management fees, and property rent resulting from employment agreements, property purchased directly from former owners and other contractual arrangements entered into in connection with acquisitions.

(K) Impacts of using the first-in, first-out method of accounting for inventory accounted for using the last-in, first-out method prior to acquisition.

(L) Acquisition costs expensed by acquired entities that are not applicable to ongoing operations.

(M) Reflects adjustment to income taxes on pro forma combined earnings before income taxes adjusted for nondeductible goodwill amortization.

(N) Reflects income taxes on the impacts of pro forma adjustments and treating acquired entities that were not taxable under prior ownership as if they were taxable adjusted for nondeductible goodwill amortization.

(O) To reflect the sale of 1,357,000 shares of common stock and warrants to purchase 586,500 shares of common stock and the application of the proceeds therefrom used to fund acquisitions aggregating $19,538,500.

              [LETTERHEAD OF HAWKINS, ASH, BAPTIE & COMPANY, LLP]




                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------


To the Stockholders and Board of Directors
Ramy Commercial Properties, Inc. and Subsidiary


We have audited the accompanying consolidated balance sheet of Ramy Commercial Properties, Inc. and Subsidiary as of June 30, 1997 and 1996, and the related consolidated statements of income and retained earnings, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ramy Commercial Properties, Inc. and Subsidiary, as of June 30, 1997 and 1996, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

/s/ Hawkins, Ash, Baptie & Company, LLP

La Crosse, Wisconsin
August 27, 1997

                RAMY COMMERCIAL PROPERTIES, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEET

                                                                     JUNE 30,
                                                             -----------------------
  ASSETS                                                        1997         1996
  ------                                                     ----------   ----------

CURRENT ASSETS
  Cash                                                       $  624,008   $  506,328
  Trade receivables, less allowances of $25,500 in 1997
     and $25,521 in 1996                                        683,144      622,524
  Related party receivables                                       3,118      115,413
  Inventories                                                 1,456,022    1,190,028
  Prepaid income tax                                             48,065        1,699
  Prepaid expenses                                              131,901       34,614
  Deferred tax asset                                             22,000       17,000
                                                             ----------   ----------
       TOTAL CURRENT ASSETS                                  $2,968,258   $2,487,606
                                                             ----------   ----------

PLANT AND EQUIPMENT, at cost
  Land                                                       $   24,194   $   24,194
  Buildings and improvements                                    237,355      237,356
  Machinery and equipment                                       286,782      287,782
  Vehicles                                                      271,826      306,050
  Furniture, fixtures, and office equipment                      81,098       76,962
                                                             ----------   ----------
                                                             $  901,255   $  932,344
  Less accumulated depreciation                                 667,233      652,043
                                                             ----------   ----------
       NET EQUIPMENT AND IMPROVEMENTS                        $  234,022   $  280,301
                                                             ----------   ----------

OTHER ASSETS
  Cash surrender value of life insurance                     $  157,523   $  147,063
                                                             ----------   ----------

       TOTAL                                                 $3,359,803   $2,914,970
                                                             ==========   ==========


                         The accompanying notes are an
                      integral part of these statements.

                                                                 JUNE 30,
                                                        ------------------------
LIABILITIES AND STOCKHOLDER'S EQUITY                        1997         1996
------------------------------------                    -----------   ----------

CURRENT LIABILITIES
 Current maturities of long-term debt                   $   17,328    $   29,627
 Note payable
   Officer                                                      --         7,000
   Individual                                               70,000        70,000
 Accounts payable                                        1,471,431     1,073,714
 Related party payables                                     29,707         3,750
 Accrued salaries and commissions                          208,008       190,445
 Accrued property, payroll, and sales taxes                 23,100        23,105
 Accrued interest                                            9,516        52,423
 Deferred tax liability                                      8,000            --
 Income tax payable                                             --         1,177
                                                        ----------    ----------
    TOTAL CURRENT LIABILITIES                           $1,837,090    $1,451,241

LONG-TERM LIABILITIES
 Deferred tax liability                                         --        13,500
 Long-term debt                                              8,270        25,571
 Commitments and contingencies                                  --            --
                                                        ----------    ----------
    TOTAL LIABILITIES                                   $1,845,360    $1,490,312
                                                        ----------    ----------

STOCKHOLDER'S EQUITY
 Common stock, $1 par value, authorized
   50,000 shares; issued 1,000 shares                   $    1,000    $    1,000
 Additional paid-in capital                                483,536       483,536
 Retained earnings                                       1,029,907       940,122
                                                        ----------    ----------
    TOTAL STOCKHOLDER'S EQUITY                          $1,514,443    $1,424,658
                                                        ----------    ----------

    TOTAL                                               $3,359,803    $2,914,970
                                                        ==========    ==========

                RAMY COMMERCIAL PROPERTIES, INC. AND SUBSIDIARY
            CONSOLIDATED STATEMENT OF INCOME AND RETAINED EARNINGS


                                                  YEAR ENDED JUNE 30,
                                          ----------------------------------
                                          1997                          1996
                                ------------------------      ------------------------
                                                 % OF            % OF
                                  AMOUNT         SALES           SALES        AMOUNT
                                ----------    ----------      ----------    ----------
SALES                           $9,377,225        100.00%         100.00%   $7,907,493
  Cost of goods sold             7,583,655         80.87           80.05     6,329,400
                                ----------    ----------      ----------    ----------
     GROSS PROFIT               $1,793,570         19.13%          19.95%   $1,578,093
                                ----------    ----------      ----------    ----------

EXPENSES
  Selling expense               $  413,880          4.41%           4.85%   $  383,573
  Administrative expense         1,216,910         12.98           11.86       937,793
  Research and development           3,228           .03             .02         1,400
                                ----------    ----------      ----------    ----------
     TOTAL EXPENSES             $1,634,018         17.42%          16.73%   $1,322,766
                                ----------    ----------      ----------    ----------

     OPERATING INCOME           $  159,552          1.71            3.22%   $  255,327

OTHER INCOME (EXPENSE)
  Interest income                   33,940           .36             .33        25,801
  Other income                       2,948           .03             .14        10,419
  (Loss) gain on sale of assets     (2,679)         (.03)           (.11)       (8,626)
  Interest expense                 (23,338)         (.25)           (.37)      (29,151)
                                ----------    ----------      ----------    ----------
     INCOME BEFORE INCOME
       TAXES                    $  170,423          1.82%           3.21%   $  253,770

PROVISION FOR INCOME TAXES          80,639           .86            1.35       106,844
                                ----------    ----------      ----------    ----------

     NET INCOME                 $   89,784           .96%           1.86%   $  146,926
                                              ==========      ==========

RETAINED EARNINGS, BEGINNING       940,123                                     793,196
                                ----------                                  ----------

RETAINED EARNINGS, ENDING       $1,029,907                                  $  940,122
                                ==========                                  ==========


                         The accompanying notes are an
                      integral part of these statements.

                RAMY COMMERCIAL PROPERTIES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS


                                                                  YEAR ENDED
                                                                    JUNE 30,
                                                           ------------------------
INCREASE (DECREASE) IN CASH                                   1997          1996
-----------------------------                              ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income                                                $   89,784    $  146,926
 Adjustments to reconcile net income to net cash
   provided by operating activities
    Depreciation                                               73,551        67,394
    (Gain) on sale of assets                                    2,679         8,626
 Changes in assets and liabilities
   (Increase) decrease in assets
    Accounts and related party receivable                      51,675       (70,050)
    Inventories                                              (265,994)      (43,707)
    Prepaid expenses                                         (143,651)       (4,183)
    Deferred tax asset                                         (5,000)       (2,800)
   Increase (decrease) in liabilities
    Accounts and related party payables                       423,675       267,721
    Accrued salaries and commissions                           17,562       156,241
    Accrued property, payroll, and sales taxes                     (6)      (51,400)
    Accrued interest                                          (42,907)      (34,792)
    Income tax payable                                         (1,177)        1,177
    Deferred tax liability                                     (5,500)        2,300
                                                           ----------    ----------
    NET CASH PROVIDED BY OPERATING ACTIVITIES              $  194,691    $  443,453
                                                           ----------    ----------

CASH FLOWS FROM INVESTING ACTIVITIES
 Proceeds from sale of assets                              $    9,608    $   18,250
 Capital expenditures                                         (39,559)     (145,791)
 Increase in cash surrender value of life insurance           (10,460)      (51,360)
                                                           ----------    ----------
    NET CASH (USED IN) INVESTING ACTIVITIES                $  (40,411)   $ (178,901)
                                                           ----------    ----------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from long-term debt                              $       --    $   70,000
 Payments on notes payable                                     (7,000)           --
 Net repayment of long-term debt                              (29,600)      (24,746)
                                                           ----------    ----------
    NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES    $  (36,600)   $   45,254
                                                           ----------    ----------
    NET INCREASE IN CASH                                   $  117,680    $  309,806

CASH AT BEGINNING OF YEAR                                     506,328       196,522
                                                           ----------    ----------

CASH AT END OF YEAR                                        $  624,008    $  506,328
                                                           ==========    ==========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
-------------------------------------------------

 Cash paid during the year for:
   INTEREST                                                $   66,245    $   39,907
                                                           ==========    ==========
   INCOME TAXES                                            $   67,439    $  101,251
                                                           ==========    ==========


                         The accompanying notes are an
                      integral part of these statements.

                RAMY COMMERCIAL PROPERTIES, INC. AND SUBSIDIARY
                         NOTES TO FINANCIAL STATEMENTS
                            JUNE 30, 1997 AND 1996


NOTE 1 - NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
--------------------------------------------------------------------------

Ramy Commercial Properties is a real estate corporation and 100 percent owner of La Crosse Seed Corporation.

A summary of significant accounting policies consistently applied in the preparation of the accompanying financial statements follows:

BASIS OF CONSOLIDATION - The consolidated financial statements include the accounts of
Ramy Commercial Properties, Inc., and its subsidiary, La Crosse Seed Corporation. All intercompany transactions and accounts have been eliminated in consolidation.

INVENTORIES - Inventories are priced at the lower of cost or market. Supplies are priced at cost. Cost is determined using the specific identification method.

REVENUE RECOGNITION - Revenue from sales is recognized when product is delivered and accepted by the customer.

DEPRECIATION AND AMORTIZATION - Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. The straight-line method of depreciation is followed for substantially all assets for financial reporting purposes, but accelerated methods are used for tax purposes.

INCOME TAXES - The Company has joined with its parent company and other affiliates in filing consolidated federal income tax returns. Taxes and benefits are allocated among the group based upon each entity's respective earnings and losses.

The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" which requires the use of the "liability method" of accounting for income taxes. Accordingly, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities, using enacted tax rates in effect for the year in which the differences are expected to reverse. Current income taxes are based on the year's income taxable for federal and state income tax reporting purposes.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2 - NOTE PAYABLE TO BANK
-----------------------------

The Company maintains a $2,000,000 revolving credit line promissory note dated November 30, 1996, for working capital purposes and is payable on demand. Interest on the note is at 1.50 percent above the bank's prime rate and is payable monthly. The revolving line of credit is collateralized by accounts receivable, inventory, plant and equipment and is guaranteed by Ramy Commercial Properties, Inc. and Subsidiary, Superseed Holding Company, Ramy Holding Company. There were no borrowings from this line of credit during the year.

               RAMY COMMERCIAL PROPERTIES, INC. AND SUBSIDIARY
                   NOTES TO FINANCIAL STATEMENTS - Continued
                            JUNE 30, 1997 AND 1996


NOTE 3 - LONG-TERM DEBT
-----------------------

Long-term debt consisted of the following:
                                                                   JUNE 30,
                                                              -----------------
                                                                1997     1996
                                                              -------   -------

Note payable to bank, payable in monthly installments of
  $455, including interest at 8.5 percent, due in 1997,
  collateralized by a vehicle.                                $ 1,345   $ 6,447

Note payable to bank, payable in monthly installments of
  $455, including interest at 8.5 percent, due in 1997,
  collateralized by a vehicle.                                  1,345     6,447

Note payable to bank, payable in monthly installments of
  $455, including interest at 8.5 percent, due in 1997,
  collateralized by a vehicle.                                  2,225     7,256

Note payable to bank, payable in monthly installments of
  $455, including interest at 8.5 percent, due in 1997,
  collateralized by a vehicle.                                  2,225     7,256

Note payable to bank, payable in monthly installments of
  $947, including interest at 8.5 percent, due in 1999,
  collateralized by a vehicle.                                 18,458    27,792
                                                              -------   -------
                                                              $25,598   $55,198
Less current maturities                                        17,328    29,627
                                                              -------   -------
       TOTAL                                                  $ 8,270   $25,571
                                                              =======   =======

Maturities of long-term debt are as follows:

     1998                                             $17,328
     1999                                               8,270

NOTE 4 - RELATED PARTIES TRANSACTIONS
-------------------------------------

Ramy Commercial Properties, Inc. and Subsidiary is a wholly-owned subsidiary of Superseed Holding Company. The Ramy Seed Corporation, Embro Seed Company, Inc., and MIR, Inc., are also subsidiaries of Superseed Holding Company. In addition, the shareholders of Superseed Holding Company are partners and shareholders of other related businesses.

                RAMY COMMERCIAL PROPERTIES, INC. AND SUBSIDIARY
                   NOTES TO FINANCIAL STATEMENTS - Continued
                           JUNE 30, 1997 AND 1996


NOTE 4 - RELATED PARTIES TRANSACTIONS - CONTINUED
-------------------------------------------------

Ramy Commercial Properties, Inc. and Subsidiary sells, as well as purchases, goods among the above group of companies. In addition, the Company pays commissions and other fees for services it receives from these companies. The Company also has outstanding demand notes payable to certain officers of the Company. The above transactions were approximately as follows:

                                                                  JUNE 30,
                                                           ---------------------
                                                              1997       1996
                                                           ---------   ---------

  Sales                                                    $ 42,272    $ 29,926
  Purchases                                                 173,625     122,642
  Management fees                                           648,000     420,000
  Interest expense on officer notes                           7,350       7,700

The related party notes receivable (payable) balances were as follows:

                                                                 JUNE 30,
                                                          ---------------------
                                                             1997       1996
                                                          ---------   ---------
  Officer                                                  $     18    $  2,215
  Superseed Holding Company                                   3,100     101,181
  Superseed Holding Company                                 (25,957)         --
  Ramy Properties                                                --      12,017
  Ramy Seed Corporation                                      (3,750)     (3,750)
  Officers, interest at 10 percent                               --      (7,000)

NOTE 5 - INCOME TAXES
---------------------

The provision for income taxes consists of:

                                                                 JUNE 30,
                                                          ---------------------
                                                             1997       1996
                                                          ---------   ---------
  Income tax expense                                       $ 91,139    $107,344
  Deferred (benefit)                                        (10,500)       (500)
                                                           --------    --------
       TOTAL PROVISION                                     $ 80,639    $106,844
                                                           ========    ========

Deferred income taxes reflect the impact of "temporary differences" between the amount of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws and regulations. Temporary differences between the carrying amounts of assets and liabilities and their tax basis, primarily relate to depreciation, bad debt recognition, inventory, and various accruals.

                RAMY COMMERCIAL PROPERTIES, INC. AND SUBSIDIARY
                   NOTES TO FINANCIAL STATEMENTS - Continued
                            JUNE 30, 1997 AND 1996


NOTE 5 - INCOME TAXES - CONTINUED
---------------------------------

The total deferred tax assets (liabilities) are as follows:

                                                                  JUNE 30,
                                                            -------------------
                                                              1997       1996
                                                            --------   --------

  Deferred tax assets                                       $22,000    $ 17,000
  Deferred tax liability                                     (8,000)    (13,500)
                                                            -------    --------
       NET DEFERRED TAX ASSET                               $14,000    $  3,500
                                                            =======    ========

The expected income tax provision that would result from applying federal statutory tax rates to income before income taxes differs from total income tax expense for the following reasons: state income taxes, nondeductible expenses, and prior year underaccrual.

NOTE 6 - Profit Sharing Plan
----------------------------

The Company maintains a profit sharing plan which covers substantially all employees who have one or more years of service. The Company did not make a contribution to the plan for the year ended June 30, 1997 and 1996.

NOTE 7 - LIFE INSURANCE
-----------------------

The Company is the beneficiary of life insurance policies on the former President of the Company, former employee and the current president with face values of $1,000,000, $50,000, and $750,000, respectively. The cash surrender values are shown net of policy loans of $193,925 and $185,814 at June 30, 1997 and 1996.

NOTE 8 - RECLASSIFICATION
-------------------------

For comparability, the 1996 figures have been reclassified where appropriated to conform with the financial statement presentation used in 1997.

NOTE 9 - Commitments and Contingencies
--------------------------------------

The Companies' parent has entered into negotiations to transact a tax free stock exchange with a company in a similar industry. The exchange of stock has not been completed as of the date of this report.

The Companies were subject to audit by the Internal Revenue Service for the periods ending June 30, 1994 and June 30, 1995. A tax assessment of $1,115 has been agreed upon for June 30, 1995. Tax assessments and penalties of $4,163 for June 30, 1994 and $4,695 for June 30, 1995 have not been agreed upon by the Company.

                     REPORT OF CERTIFIED PUBLIC ACCOUNTANTS


Stockholders/Members
Zajac Performance Seeds, Inc., et al
North Haledon, New Jersey

       We have audited the accompanying combined balance sheet of Zajac Performance Seeds, Inc., et al as of December 31, 1997 and the related combined statements of income, retained earnings and members capital and cash flows for the year then ended. The financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

       We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

       In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zajac Performance Seeds, Inc., et al as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.


/s/ LUDWIG BULMER SEIFERT & LANE

April 21, 1998

Hackensack, New Jersey

                      ZAJAC PERFORMANCE SEEDS, INC., ET AL

                             COMBINED BALANCE SHEET

--------------------------------------------------------------------------------------
                                 December 31, 1997
--------------------------------------------------------------------------------------
ASSETS

CURRENT ASSETS
  Cash and cash equivalents (Note 2b)                                    $  660,196
  Accounts receivable less allowance
    for doubtful accounts of $65,000                                        410,895
  Inventories (Note 2c)                                                     491,125
  Prepaid expenses                                                           10,796
  Other receivable                                                           10,301
                                                                         ----------
  Total current assets                                                    1,583,313
                                                                         ----------
PROPERTY
  AND EQUIPMENT AT COST (Note 2d)
  Land                                                                       62,800
  Land improvements                                                          83,710
  Building                                                                  359,709
  Warehouse equipment                                                        80,087
  Automobile                                                                 19,187
  Office furniture and equipment                                            108,495
  Leased auto                                                                 4,800
                                                                         ----------
                                                                            718,787
  Less accumulated depreciation                                             171,071
                                                                         ----------
  Net property and equipment                                                547,716
                                                                         ----------
OTHER ASSETS
  Organization costs
   - net of accumulated amortization (Note 2e)                                  249
  Mortgage acquisition costs
   - net of accumulated amortization (Note 2e)                                4,754
  Deposits                                                                    1,000
                                                                         ----------
                                                                              6,003
                                                                         ----------
  TOTAL ASSETS                                                           $2,137,032
                                                                         ==========

   The accompanying notes are an integral part of these financial statements.

                      ZAJAC PERFORMANCE SEEDS, INC., ET AL

                             COMBINED BALANCE SHEET

--------------------------------------------------------------------------------------
                                 December 31, 1997
--------------------------------------------------------------------------------------
LIABILITIES,
STOCKHOLDERS' EQUITY
AND MEMBERS CAPITAL

CURRENT LIABILITIES
  Current maturities
   of long-term debt                                                 $   30,904
  Accounts payable                                                      707,926
  Accrued liabilities
     Profit sharing plan (Note 7)                                        28,330
     Payroll                                                             78,593
     Vacation pay                                                        23,700
     NJ corporate franchise tax                                             974
     Expenses                                                           173,844
     Dividends and distribution payable                                 426,000
                                                                     ----------
  Total current liabilities                                           1,470,272
                                                                     ----------
LONG-TERM DEBT
  Note payable
    - Key Bank of Oregon (Note 5a)                                      241,054
  Installment notes
    - Key Bank of Oregon (Note 5b)                                       14,217
    - GMAC Financial Service (Note 5c)                                    8,346
                                                                     ----------
                                                                        263,616
  Less current portion included above                                   (30,904)
                                                                     ----------
  Net long-term debt                                                    232,712
                                                                     ----------
STOCKHOLDERS' EQUITY
  AND MEMBERS CAPITAL
  Common stock, no par value,
   100 shares authorized,
     issued and outstanding                                              50,000
  Members capital                                                       299,592
  Retained earnings                                                      84,455
                                                                     ----------
  Total stockholders' equity
    and members capital                                                 434,047
                                                                     ----------
  TOTAL LIABILITIES,
    STOCKHOLDERS' EQUITY
      AND MEMBERS CAPITAL                                            $2,137,031
                                                                     ==========

   The accompanying notes are an integral part of these financial statements.

                      ZAJAC PERFORMANCE SEEDS, INC., ET AL

                          COMBINED STATEMENT OF INCOME

--------------------------------------------------------------------------------------------
                            Year ended December 31, 1997
--------------------------------------------------------------------------------------------
SALES                                                                   $8,461,711

COST OF GOODS SOLD                                                       6,617,217
                                                                        ----------
  Gross profit                                                           1,844,494
                                                                        ----------

SELLING EXPENSE                                                            392,798

GENERAL AND ADMINISTRATIVE EXPENSES                                      1,006,528
                                                                        ----------
                                                                         1,399,326
                                                                        ----------

  Operating income                                                         445,168

OTHER INCOME                                                                32,340
                                                                        ----------
NET INCOME                                                              $  477,508
                                                                        ==========

   The accompanying notes are an integral part of these financial statements.

                     ZAJAC PERFORMANCE SEEDS, INC., ET AL

         COMBINED STATEMENTS OF RETAINED EARNINGS AND MEMBERS CAPITAL

----------------------------------------------------------------------------------------------------------------------------
                                                   Year ended December 31, 1997
----------------------------------------------------------------------------------------------------------------------------
                                                              Retained                           Members
                                                              Earnings                           Capital
                                                           --------------                    ---------------
BALANCE, BEGINNING JANUARY 1                                 $  280,206                        $   52,333

   Net Income                                                    17,249                           460,259
                                                             ----------                        ----------

   Dividends and distributions                                 (213,000)                         (213,000)
                                                             ----------                        ----------
BALANCE, ENDING DECEMBER 31                                  $   84,455                        $  299,592
                                                             ==========                        ==========

   The accompanying notes are an integral part of these financial statements.

                     ZAJAC PERFORMANCE SEEDS, INC., ET AL

                       COMBINED STATEMENTS OF CASH FLOWS

--------------------------------------------------------------------------------------
                            Year ended December 31, 1997
--------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income                                                               $ 477,508
  Adjustments to reconcile net income
   to net cash provided by operating activities
      Depreciation and amortization                                           58,416
  Changes in assets and liabilities
    (Increase) decrease in:
      Accounts receivable                                                   (277,718)
      Inventories                                                             84,125
      Prepaid expenses and other receivable                                  (19,892)
    Increase (decrease) in:
      Accounts payable                                                      (131,711)
      Accrued payroll                                                         78,593
      Accrued interest                                                        (3,010)
      Profit sharing plan payable                                              2,966
      Accrued NJ franchise tax                                                   974
      Accrued expense                                                        156,514
                                                                           ---------
  Net cash provided by operating activities                                  426,769
                                                                           ---------
CASH FLOWS FROM INVESTING ACTIVITIES - purchase of equipment                  (9,200)
                                                                           ---------
CASH FLOWS FROM FINANCING ACTIVITIES
  Repayment of long-term debt                                                (28,019)
  Repayment of stockholder loan                                             (133,757)
                                                                           ---------
  Net cash (used) by financing activities                                   (161,776)
                                                                           ---------
  Increase in cash                                                           255,793

  Cash, beginning of year                                                    404,403
                                                                           ---------
  CASH, END OF YEAR                                                        $ 660,196
                                                                           =========
SUPPLEMENTAL DISCLOSURES OF CASH FLOWS INFORMATION:
  Cash paid during the year for interest                                   $  43,414
  Cash paid during the year for state taxes                                $   2,040

   The accompanying notes are an integral part of these financial statements.

                      ZAJAC PERFORMANCE SEEDS, INC., ET AL

                       NOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
                               December 31, 1997
--------------------------------------------------------------------------------


1. COMPANIES INVOLVED IN THE COMBINATION

   The accompanying combined financial statements include the accounts of Zajac Performance Seeds, Inc. (An S Corporation) and Zajac Performance Seeds Oregon, L.L.C., after elimination of intercompany accounts. Both companies have common control.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   a)  Organization

       Zajac Performance Seeds, Inc. and Zajac Performance Seeds Oregon, L.L.C. develop, produce and market proprietary turf grass varieties to seed companies throughout the U.S. and abroad. Zajac Performance Seeds Oregon, L.L.C. also blends and packages turf grasses.

   b)  Cash and Cash Equivalents

       For purposes of the statement of cash flows, the Companies consider all interest bearing investments due on demand as cash equivalents.

   c) Inventories are valued at the lower of cost or market using the first-in, first-out method less a reserve for obsolescence in the amount of $34,000.

   d)  Property and Equipment

       Property and equipment are stated at cost. Depreciation is provided by charges to operations over the useful lives of the assets by the Modified Accelerated Cost Recovery System (MACRS). While it is acknowledged that MACRS is not considered in all cases to be in accordance with generally accepted accounting principles (GAAP) - the use of MACRS useful lives and computation factors in this instance does not yield a result that is materially different from other generally accepted depreciation methods. When assets are retired or otherwise disposed of, the loss and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period. The cost of maintenance and repairs is charged to income as incurred; significant renewals and betterments are capitalized. The estimated useful lives by asset class follow:

                                                           MACRS
                                                           -----
                      Land improvements                      15
                      Buildings                              39
                      Automobile                              5
                      Office furniture and equipment      5 - 7

                      ZAJAC PERFORMANCE SEEDS, INC., ET AL

                       NOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
                               December 31, 1997
--------------------------------------------------------------------------------


2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

   e)  Organization Costs/Mortgage Acquisition Costs

       The cost of formation of the L.L.C. is being amortized over sixty (60) months. Cost incurred in financing the purchase of land and building are being amortized over sixty (60) months.

   f)  Income Taxes

       Zajac Performance Seeds, Inc. with the consent of its stockholders has elected to be an "S" corporation for both Federal and New Jersey purposes. The L.L.C. is treated as a partnership for both federal and state purposes. in both cases the individuals are taxed on their proportionate share of each company's taxable income.


 3.    LINE OF CREDIT

       Zajac Performance Seeds Oregon, L.L.C. has a $300,000 line of credit with Key Bank of Oregon. This line of credit is cross collateralized by the Companies assets and is guaranteed by the majority member, John Zajac. There were no borrowings outstanding on the line of credit as of December 31, 1997. The line of credit is subject to annual renewal and is presently due to expire on September 1, 1998.


 4.    LOAN PAYABLE - STOCKHOLDER

       The Company has repaid a note payable to the majority stockholder, John Zajac, for $133,757. Interest paid this year was $12,038.

                      ZAJAC PERFORMANCE SEEDS, INC., ET AL

                       NOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
                               December 31, 1997
--------------------------------------------------------------------------------

5.    LONG-TERM DEBT

      a)  On September 11, 1995, Zajac Performance
          Seeds Oregon, L.L.C. entered into a loan
          agreement with Key Bank of Oregon
          to finance the purchase of land, construction
          of a warehouse/office and the purchase of
          equipment.  The loan bears interest at
          8.75% per annum adjustable after five years.
          Monthly payments of $3,630 began on
          October 1, 1995.                                         $241,054

      b)  Note payable to Key Bank of Oregon
          payable in monthly installments of $436.59
          including interest at 8.75%, final payment
          due February 1, 2001, secured by equipment.                14,217

      c)  Note payable to GMAC Financial Services
          payable in monthly installments of $345.60
          including interest at 9.75%, final payment
          due April, 2000, secured by an automobile.                  8,346
                                                                   --------
                                                                   $263,616
                                                                   ========

 Estimated maturities of long-term debt are as follow:

               December 31, 1998                                   $ 30,904
               December 31, 1999                                     33,764
               December 31, 2000                                     33,768
               December 31, 2001                                     31,174
               December 31, 2002                                     33,083
               Thereafter                                           100,923
                                                                   --------
                                                                   $263,616
                                                                   ========

                      ZAJAC PERFORMANCE SEEDS, INC., ET AL

                       NOTES TO THE FINANCIAL STATEMENTS

--------------------------------------------------------------------------------
                               December 31, 1997
--------------------------------------------------------------------------------


6. OPERATING LEASE

   The Company occupies facilities under a lease agreement expiring in December, 1998. The minimum lease commitment under the lease is $7,577 per year. The lease also requires the Company to reimburse the landlord for its share of common area maintenance expenses.


7. PROFIT SHARING PLAN

   The Company participates in a profit sharing retirement plan. Under the plan, the Company may contribute a portion of its earnings annually on a discretionary basis. The defined contribution profit sharing plan contains a cash deferred 401(k) feature. All employees with one year of service are eligible to participate. The Company provides a matching contribution up to a maximum of $250 per employee per year. Profit sharing expense of the Company for the year ended December 31, 1997 was $30,383.


8. SUBSEQUENT EVENT

   The stockholders of Zajac Performance Seeds, Inc. entered into a transaction with AgriBiotech wherein they exchanged their stock in Inc. for 300,000 shares of AgriBiotech.

   The assets of Zajac Performance Seeds Oregon, L.L.C. were sold to AgriBiotech for $3,600,000 in cash.

   The closing on both transactions occurred on April 8, 1998.

                         [LETTERHEAD OF JONES & ROTH]

                         INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Agri Bio Tech, Inc.

We have audited the accompanying balance sheet of Van Dyke Seed Company, Inc. (an S Corporation) as of December 31, 1997 and the related statements of income, retained earnings, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Van Dyke Seed Company, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

/s/ Jones & Roth, P.C.

Jones & Roth, P.C.
Hillsboro, Oregon

April 29, 1998

                          VAN DYKE SEED COMPANY, INC
                                 BALANCE SHEET
                               DECEMBER 31, 1997
                                ---------------


                                    ASSETS



CURRENT ASSETS:
  Accounts receivable, net of allowance                              $1,902,166
    for doubtful accounts of $10,000
  Inventory                                                           1,438,499
  Prepaid expenses                                                        7,767
                                                                     ----------

    Total current assets                                              3,348,432
                                                                     ----------




PROPERTY AND EQUIPMENT:
  Land                                                                  449,693
  Orchards                                                               14,040
  Buildings                                                           2,204,694
  Equipment                                                           1,656,081
                                                                     ----------
                                                                      4,324,508
  Less accumulated depreciation                                      (2,027,303)
                                                                     ----------

    Total property and equipment                                      2,297,205
                                                                     ----------



OTHER ASSETS:
  Goodwill, net of accumulated amortization of $33,167                   16,833
                                                                     ----------


TOTAL ASSETS                                                         $5,662,470
                                                                     ==========


           See accompanying notes.

                          VAN DYKE SEED COMPANY, INC
                           BALANCE SHEET (continued)
                               DECEMBER 31, 1997
                                ---------------


                                  LIABILITIES




CURRENT LIABILITIES:
  Bank overdraft                                                    $  649,760
  Line of Credit                                                     1,676,293
  Current maturities - long term debt                                  150,927
  Demand note payable                                                   27,500
  Notes payable - related parties                                      530,451
  Accounts payable                                                   1,251,865
  Accrued vacation                                                      45,500
  Other accrued expenses                                                20,702
                                                                    ----------

    Total current liabilities                                        4,352,998


LONG-TERM LIABILITIES:
  Long term debt, net of current maturities                            543,215
                                                                    ----------

    Total liabilities                                                4,896,213
                                                                    ----------



                             STOCKHOLDERS' EQUITY

Common stock, no par value, 100,000 shares
  authorized 60,000 shares issued and outstanding                       64,696
Retained earnings                                                      701,561
                                                                    ----------

    Total stockholders' equity                                         766,257
                                                                    ----------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                          $5,662,470
                                                                    ==========


           See accompanying notes.

                          VAN DYKE SEED COMPANY, INC
                   STATEMENT OF INCOME AND RETAINED EARNINGS
                     For the Year Ended December 31, 1997
                               -----------------




REVENUES                                                            $10,463,784

COST OF SALES                                                        (9,225,050)
                                                                    -----------

Gross profit                                                          1,238,734

SELLING, GENERAL AND
  ADMINISTRATIVE EXPENSES                                              (628,170)
                                                                    -----------

    Operating income                                                    610,564
                                                                    -----------

OTHER INCOME (EXPENSE):
  Rental income                                                          20,386
  Gain on sale of assets                                                  2,006
  Interest expense                                                     (204,921)
                                                                    -----------

    Total other income (expense)                                       (182,529)
                                                                    -----------

    Net income                                                          428,035

RETAINED EARNINGS, BEGINNING OF YEAR                                  1,186,680

S-Corporation distributions                                            (913,154)
                                                                    -----------
RETAINED EARNINGS, END OF YEAR                                      $   701,561
                                                                    ===========


           See accompanying notes.

                          VAN DYKE SEED COMPANY, INC
                            STATEMENT OF CASH FLOWS
                     For the Year Ended December 31, 1997
                               ----------------




CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                                         $  428,035
  Noncash items included in net income:
    Depreciation                                                        175,518
    Amortization                                                          2,000
    Gain on sale of assets                                               (2,006)
  Increase in accounts receivable                                      (356,197)
  Increase in inventory                                                (161,198)
  Increase in prepaid expense                                            (2,607)
  Increase in accounts payable                                          110,787
  Increase in accrued vacation                                            7,000
  Decrease in other accrued expenses                                    (31,619)
                                                                     ----------

      Net cash provided by operating activities                         169,713
                                                                     ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                                   (525,991)
  Proceeds from sale of equipment                                        28,500
                                                                     ----------

      Net cash provided by investing activities                        (497,491)
                                                                     ----------

CASH FLOWS FORM FINANCING ACTIVITIES:
  Increase in bank overdraft                                            259,474
  Net increase in borrowings from line of credit                      1,071,516
  Proceeds from long-term borrowing                                     209,960
  Principal payments on long-term debt                                 (229,836)
  Distributions to stockholders                                        (913,154)
  Net decrease in related party notes                                   (70,182)
                                                                     ----------

      Net cash provided by financing activities                         327,778
                                                                     ----------

NET CHANGE IN CASH                                                            -

CASH, BEGINNING OF YEAR                                                       -
                                                                     ----------
CASH, END OF YEAR                                                    $        -
                                                                     ==========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
    Cash paid during the year for interest:                          $  204,890
                                                                     ==========


            See accompanying notes.

                          VAN DYKE SEED COMPANY, INC.
                         NOTES TO FINANCIAL STATEMENTS
                              --------------------




1. Summary of Significant Accounting Policies and Nature of Operations:
   -------------------------------------------------------------------

   Company Activities
   ------------------

   The Company's operations consist of sales of clover and grass seed, seed cleaning and grain and seed farming . The Company packages various seed and
   grains for sale to distributors and agricultural users.   The Company
   purchases seed predominately from growers within a 130 mile radius of Portland, Oregon. Sales are made throughout the United States and also exported to foreign customers. The Company grants unsecured credit to its domestic customers. The Company's ability to collect the amounts due from customers is affected by economic fluctuations in the agricultural industry and agricultural distribution industry. Revenue from farming represents approximately 6% of revenue in 1997. All other revenue is primarily seed sales.

   Cash and Cash Equivalents
   -------------------------

   For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with maturities of three months or less to be cash equivalent.

   Inventory
   ---------

   Inventory consists primarily of seed products and is valued at the lower of cost (first-in, first-out basis) or market.

   Property and Equipment
   ----------------------

   Property and equipment are recorded at cost, with all significant acquisitions, renovations and repairs which increase the value of assets being capitalized. All expenditures for repair and maintenance, which do not appreciably extend the useful life or increase the value of the asset, are expensed in the period in which the cost is incurred. Gain or loss is recognized on those assets sold or retired. The net book value of assets traded on new property is included in cost of the property acquired.

   Depreciation
   ------------

   Depreciation of property and equipment is computed using the straight-line method over estimated useful lives, ranging from five to forty years.

   Other Assets
   ------------

   Goodwill represents the excess of the cost of a Company acquired over the fair value of their net assets at the date of acquisition and is amortized on the straight-line method over twenty-five years.

                          VAN DYKE SEED COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS - continued
                             --------------------



1. Summary of Significant Accounting Policies and Nature of Operations
   -------------------------------------------------------------------
   (Continued):


   Use of Estimates
   ----------------

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Income Taxes
   ------------

   The Company, with the consent of its stockholders, elected under the Internal Revenue Code to be an S-corporation, effective July 1, 1989. In lieu of corporation income taxes, the stockholders of an S-corporation are taxed on their proportionate share of the Company's taxable income. Therefore, no provision or liability for Federal income taxes has been included in these financial statements.

   Advertising
   -----------

   Advertising costs are charged to operations when incurred. Total advertising expense for the year ended December 31, 1997 was $9,944.

2. Lines of Credit
   ---------------

   The Company has two lines of credit from U.S. Bank totaling $2,000,000. The credit lines are due on demand, with interest payable monthly. Interest is accrued at the lender's prime rate and was 8.5% at December 31, 1997. The credit lines are secured by inventory, accounts receivable and crops. The larger of the two lines of credit is guaranteed by four stockholders. The two credit lines have a balance of $1,176,293 and $500,000 respectively at December 31, 1997.

3. Demand Note Payable
   -------------------

   The Company has a demand note payable to an individual of $27,500 with interest at 8.5%.

                          VAN DYKE SEED COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS - continued
                             --------------------


4. Notes Payable to Related Parties
   --------------------------------

   At December 31, 1997, notes payable to related parties consists of the following:

   Demand notes payable to six shareholders with
   interest from 8 to 9% due annually.                              $  254,961

   Demand notes payable to a stockholder's parent
   with interest from 6 to 8% due annually.                            275,490
                                                                    ----------

                                                                    $  530,451
                                                                    ==========

   Interest paid to related parties during 1997 was $50,086.

5. Long-Term Debt
   --------------


   At December 31, 1997, long-term debt consists of the following:

   Note payable to U.S. Bank  payable in monthly
   installments of $4,339 including interest at
   8.25%, final payment due April, 1999, secured by
   farm equipment and machinery.                                    $   60,668

   Notes payable to two individuals and an estate,
   payable in monthly installments of $2,857
   including interest at 7.5%, final payment due
   February, 2009, secured by real estate.                             257,886


   Contract payable to three individuals in annual
   installments of $83,255 including interest at 9%,
   final payment due June,  2001, secured by real
   estate and buildings.                                               269,724

   Contract payable to Case Credit in annual installments
   of $30,785 including interest at 8.75%, final payment
   due November, 2001, secured by equipment.                           100,260


   Contract payable in monthly installments of
   $641, including interest at 6.9%, final payment
   due September,  1998, secured by equipment.                           5,604
                                                                    ----------

                                                                       694,142
   Less current maturities                                            (150,927)
                                                                    ----------

       Long-term debt, net of current maturities                    $  543,215
                                                                    ==========

                          VAN DYKE SEED COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS, continued
                             --------------------




5. Long-Term Debt (Continued):
   --------------

   Annual maturities of long-term debt obligations in the next five years are as follows:


       December 31
       -----------

          1998               $150,927
          1999                116,673
          2000                114,055
          2001                124,057
          2002                 20,860
          Thereafter          167,570
                             --------

          Total              $694,142
                             ========

6. Common Stock
   ------------

   The corporation has two classes of common stock. Class A common stockholders have voting privileges and Class B common stockholders have no voting privileges. Shares of stock authorized, issued, and outstanding are as to follows:

                                                 Shares
                              Shares           Issued and
                            Authorized        Outstanding
                            ----------        -----------
   Class A Common Stock       20,000             10,000
   Class B Common Stock       80,000             50,000
                             -------             ------
                             100,000             60,000
                             =======             ======


7. Leases
   ------

   The Company has various two year leases for farmland, which expire in October, 1999 with options for renewal. Lease expense was $76,646 for the year ended December 31, 1997. Minimum future lease payments under noncancellable operating leases having remaining terms as of December 31,
   1997 are $69,946 due during 1998.   These leases include farmland leased from
   eight stockholders. Lease payments made to the stockholders were $7,800 for the year ended December 31, 1997.

                          VAN DYKE SEED COMPANY, INC.
                   NOTES TO FINANCIAL STATEMENTS, continued
                             --------------------




8. Commitments
   -----------

   As of December 31, 1997, the Company has committed to sell approximately 1,770,000 pounds of various grains and seeds for an estimated revenue of $2,050,000. The Company is also committed to purchase approximately 1,190,000 pounds of grains and seeds at an estimated cost of $1,275,000.

9. Subsequent Events
   -----------------

   The Company sold all assets related to the seed cleaning and sales operations of the business, including land at the North Plains site, effective January 1, 1998. The Company will receive $3,600,000 in cash, 460,000 shares of AgriBioTech, Inc. (ABT) stock and assumption of all liabilities related to the seed operation by ABT. The Company will give ABT a long-term, nominal fee easement over the land at the Forest Grove site for the seed cleaning operations. The Company will continue its farming operations, which accounted for approximately 6% of revenue in 1997.

AUDITORS' REPORT


To the Directors of Oseco Inc.


We have audited the consolidated balance sheet of Oseco Inc. as at June 30, 1997 and the consolidated statements of income and retained earnings and changes in cash resources for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.
An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of the Company as at June 30, 1997 and the results of its operations and the changes in its cash resources for the year then ended in accordance with generally accepted accounting principles in Canada which, except as described in note 12 to the consolidated financial statements, also conform in all material respects with generally accepted accounting principles in the United States.


/s/ KPMG

Chartered Accountants


Mississauga, Canada

September 12, 1997 (except for
note 10 which is as of June 12, 1998)

OSECO INC.
Consolidated Balance Sheet
(Expressed in Canadian dollars)

June 30, 1997

-------------------------------------------------------------------
ASSETS

Current assets:
  Accounts receivable (net of allowance
   for doubtful accounts of $52,038)                     $2,927,676
  Inventories                                             3,272,791
  Prepaid expenses and deposits                             110,344
  Income taxes recoverable and other current assets         271,918
  -----------------------------------------------------------------
                                                          6,582,729

Investment in affiliated company (note 3)                     1,655

Fixed assets (note 4)                                     1,666,818

Mortgage receivable (note 5)                                161,500

-------------------------------------------------------------------
                                                         $8,412,702
-------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Bank indebtedness (note 2)                             $2,146,629
  Accounts payable and accrued liabilities                1,034,154
  Payable to affiliated company (note 6)                        758
  Deferred revenues                                           5,419
  -----------------------------------------------------------------
                                                          3,186,960

Redeemable, retractable Class A shares (note 7)           4,300,000

Shareholders' equity:
  Capital stock:
     Authorized:
       Unlimited Class A shares
       40,000 common shares
     Issued:
       4,300 Class A shares (note 7)                             --
       100 common shares                                        100
  Retained earnings                                         925,642
  -----------------------------------------------------------------
                                                            925,742

Commitments (note 9)
-------------------------------------------------------------------
                                                         $8,412,702
-------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

OSECO INC.
Consolidated Statement of Income and Retained Earnings
(Expressed in Canadian dollars)

Year ended June 30, 1997

----------------------------------------------------------------------

Sales                                                      $13,449,764

Cost of sales                                                9,157,087
----------------------------------------------------------------------
                                                             4,292,677

Expenses:
  Production                                                 1,116,525
  Selling                                                      750,857
  Research                                                      77,703
  General and administrative                                 1,424,062
  Western division                                             217,242
  Depreciation                                                 258,724
  --------------------------------------------------------------------
                                                             3,845,113
----------------------------------------------------------------------

                                                               447,564

Other income                                                    40,916
----------------------------------------------------------------------
Income before income taxes                                     488,480

Income taxes (note 8)                                           90,000
----------------------------------------------------------------------
Net income (note 11)                                           398,480

Retained earnings, beginning of year                         4,827,160

Excess of retraction price of redeemable, retractable
 Class A shares over paid-up capital                        (4,299,998)
----------------------------------------------------------------------
Retained earnings, end of year                             $   925,642
----------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

OSECO INC.
Consolidated Statement of Changes in Cash Resources
(Expressed in Canadian dollars)

Year ended June 30, 1997

---------------------------------------------------------------

Cash provided by (used for):

Operating activities:
  Net income                                        $   398,480
  Items not involving cash:
     Depreciation                                       258,724
     Other                                               (2,267)
     Gain on disposal of fixed assets                    (5,768)
  -------------------------------------------------------------
                                                        649,169
  Change in non-cash operating working capital         (927,583)
  -------------------------------------------------------------
                                                       (278,414)

Financing activities:
  Increase in loan payable to affiliated company         14,973
  Dividends received                                      1,774
  Purchase of shares                                        100
  -------------------------------------------------------------
                                                         16,847

Investing activities:
  Purchase of fixed assets                             (414,036)
  Proceeds on sale of fixed assets                       18,983
  -------------------------------------------------------------
                                                       (395,053)
---------------------------------------------------------------
Increase in bank indebtedness                          (656,620)

Bank indebtedness, beginning of year                 (1,490,009)

---------------------------------------------------------------
Bank indebtedness, end of year                      $(2,146,629)
---------------------------------------------------------------

See accompanying notes to consolidated financial statements.

OSECO INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Year ended June 30, 1997

-------------------------------------------------------------------------------

The Company is incorporated under the Ontario Business Corporations Act and its principal business activities, and those of its subsidiary, are the processing, coating and sale of seeds.

1. SIGNIFICANT ACCOUNTING POLICIES:

  (a) Basis of presentation:

      The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Precision Seed Coaters Inc., a company operating in the United States. Significant intercompany balances and transactions have been eliminated.

  (b) Investments:

      The investments in affiliated companies are recorded on the equity basis. Under this method, the Company's share of the net earnings or loss of such companies, for the year, is reflected in the statement of operations. The investments are carried at cost and include the Company's share of undistributed earnings since acquisition.

      The affiliated company included in the financial statements is as follows:


----------------------------------------------------------------
                               Percentage
                               Ownership                Year-end
----------------------------------------------------------------
Seed Coaters (Pty.) Limited         49.95      February 28, 1997
----------------------------------------------------------------

  (c) Inventories:

      Inventories are stated at the lower of average cost basis or replacement cost.

OSECO INC.
Notes to Consolidated Financial Statements (continued)
(Expressed in Canadian dollars)

Year ended June 30, 1997
--------------------------------------------------------------------------------

1. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED):

  (d) Fixed assets:

      Fixed assets are stated at cost less accumulated depreciation. Depreciation is being provided by the diminishing-balance method at the following annual rates:

      --------------------------------------------------------------------------

      Building                                                              10%
      Computer hardware and software                                        30%
      Signs                                                                 35%
      Office and production equipment                                       20%
      Automotive equipment                                                  30%
      --------------------------------------------------------------------------

      Leasehold improvements are being amortized over the term of the lease plus one renewal option.

  (e) Foreign currency translation:

      Assets and liabilities of the self-sustaining operation in the United States are translated to Canadian dollars at the rates in effect at the balance sheet date. Income and expenses are translated at average rates of exchange for the year. The resulting gains and losses are included in shareholders' equity.

  (f) Use of estimates:

      Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period in conformity with generally accepted accounting principles. Actual results could differ from those estimates.

  (g) Financial instruments:

      The fair values of the accounts receivable, bank indebtedness, accounts payable and accrued liabilities, and payable to affiliated company approximate their book values due to the relatively short-term nature of these instruments. Management estimates that the fair value of the mortgage receivable approximates its carrying value (note 5).

OSECO INC.
Notes to Consolidated Financial Statements (continued)
(Expressed in Canadian dollars)

Year ended June 30, 1997
--------------------------------------------------------------------------------

2. BANK INDEBTEDNESS:

   -----------------------------------------------------------------------------
   Bank overdraft                                                     $1,403,045
   Outstanding cheques                                                   743,584
   -----------------------------------------------------------------------------
   Bank indebtedness                                                  $2,146,629
   -----------------------------------------------------------------------------

   The bank indebtedness forms part of the Company's bank credit facility totalling $4,500,000 which may be drawn on by demand at the bank's prime rate. Bank indebtedness is secured by a general security agreement and a general assignment of book debts.

3. INVESTMENT IN AFFILIATED COMPANY:

   --------------------------------------------------------------------------------
                                                      Share of
                                                 undistributed
                                    Investment      loss since   Dividends
                                       at cost     acquisition        paid    Net
   --------------------------------------------------------------------------------

   Seed Coaters (Pty.) Limited          $6,133          $2,704      $1,774   $1,655
   --------------------------------------------------------------------------------

   The Company received dividends of $1,744 from Seed Coaters (Pty.) Limited during the year.

   Subsequent to year-end, Seed Coaters (Pty.) Limited sold its assets and realized net proceeds of approximately $18,000. A distribution of these proceeds has not as yet been made to its shareholders.

OSECO INC.
Notes to Consolidated Financial Statements (continued)
(Expressed in Canadian dollars)

Year ended June 30, 1997
--------------------------------------------------------------------------------

4. FIXED ASSETS:

   -----------------------------------------------------------------------------
                                                       Accumulated
                                             Cost      depreciation      Net
   -----------------------------------------------------------------------------

   Land                                   $   78,450   $              $   78,450
   Building                                  937,369        245,058      692,311
   Office equipment                          557,261        324,696      232,565
   Production equipment                    1,922,765      1,366,697      556,068
   Automotive equipment                      238,233        147,967       90,266
   Leasehold improvements                    165,837        156,886        8,951
   Railway siding                             13,730          6,535        7,195
   Signs                                      17,675         16,663        1,012
   -----------------------------------------------------------------------------
                                          $3,931,320     $2,264,502   $1,666,818
   -----------------------------------------------------------------------------

5. MORTGAGE RECEIVABLE:

   The Company holds a second mortgage in the amount of $161,500 bearing interest at 8%. This mortgage relates to the settlement of an amount owing by one of the purchasers of a former division of Oseco Inc. The mortgage was due on June 3, 1997. No payments have been received; however, the property securing this mortgage is listed for sale and management estimates that the equity in the property will be sufficient to fully recover the second mortgage held by the Company. No provision against the mortgage has been recorded.

6. PAYABLE TO AFFILIATED COMPANY:

   The Company has a loan payable to Ontario Seed Cleaners & Dealers Limited in the amount of $758, bearing interest at agreed rates approximating prime. No interest was paid in fiscal 1997.

OSECO INC.
Notes to Consolidated Financial Statements (continued)
(Expressed in Canadian dollars)

Year ended June 30, 1997
--------------------------------------------------------------------------------

7. REDEEMABLE, RETRACTABLE CLASS A SHARES:

   During fiscal 1997 the Company completed a share reorganization whereby the Company created a new class of shares, being an unlimited number of redeemable, retractable Class A voting shares, redeemable at $1,000 per share and bearing a non-cumulative dividend of 5% if and when declared.

   The shareholders of the Company exchanged their common shares for 4,300 Class A shares and were issued 100 new common shares for cash of $100.

   In accordance with CICA Handbook section 3860, the Class A shares are classified outside shareholders' equity at their retraction value and the difference between the retraction value assigned to the Class A shares and the paid-up capital is reflected as a charge to retained earnings.

   The Class A shares are entitled to receive dividends, as and when declared in priority to the common shares.

   In the event of liquidation or wind-up, the Class A shares shall receive an amount equal to the redemption value together with any declared but unpaid dividends. The Class A shares and the common shares have equal rights in voting matters of the Company.

8. INCOME TAXES:

   The income tax provision for the year ended June 30, 1997 is comprised of the following:

   -----------------------------------------------------------------------------

   Current                                                             $118,280
   Benefit of loss carryforward of
     subsidiary company not previously recorded                         (28,280)
   -----------------------------------------------------------------------------
                                                                        $90,000
   -----------------------------------------------------------------------------

OSECO INC.
Notes to Consolidated Financial Statements (continued)
(Expressed in Canadian dollars)

Year ended June 30, 1997
--------------------------------------------------------------------------------

8. INCOME TAXES (CONTINUED):

   The effective rates of income taxes provided in the consolidated statement of income vary from the combined Canadian federal and provincial statutory income tax rates as follows:

   -----------------------------------------------------------------------------
                                                                            % of
                                                                         pre-tax
                                                          Amount          income
   -----------------------------------------------------------------------------

   Income tax computed at statutory income tax rate      $210,000          43.0
   Rate reduction for small business                      (37,000)         (7.6)
   Non-taxable income                                     (36,000)         (7.4)
   Manufacturing and processing tax credits               (12,000)         (2.4)
   Other                                                  (35,000)         (7.2)
   -----------------------------------------------------------------------------
                                                         $ 90,000          18.4
   -----------------------------------------------------------------------------

   The Company's subsidiary has operating loss carryforwards of U.S. $205,000 as of June 30, 1997 expiring in the year 2009, the tax benefits of which will be recognized when realized.

9. COMMITMENTS:

   (a) The Company rents its premises in Brampton from an affiliated company, Ontario Seed Cleaners and Dealers Limited. The lease calls for an annual rental cost to be negotiated each year, plus property taxes, from July 1, 1994 to June 30, 1998.

       For fiscal 1997, the Company paid rent in the amount of $105,269. The rent for fiscal 1998 is expected to remain at this amount.

   (b) The Company rents its premises in St. Paul, Alberta from St. Paul Municipal Seed Cleaning Association Ltd. The lease calls for an annual rental of $12,300 from July 1, 1996 to June 30, 1997.

   (c) The Company sponsors a non-contributory defined pension plan for an employee. An actuarial valuation has indicated that the pension is fully funded and does not require further contributions.

OSECO INC.
Notes to Consolidated Financial Statements (continued)
(Expressed in Canadian dollars)

Year ended June 30, 1997
--------------------------------------------------------------------------------

10. SUBSEQUENT EVENTS:

    In May of 1998, the shareholders of the Company executed a letter of intent to sell 100% of the outstanding shares of the Company to AgriBioTech Inc., a public company based in the United States.

    In September of 1997 the mortgage receivable, including accrued but unrecorded interest as described in note 5, was repaid.

11. EARNINGS PER SHARE:

    Earnings per share information has not been presented as it would not provide any meaningful information as all outstanding shares are held by two individuals.

12. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES:

    These financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) in Canada which, in all material respects, are in accordance with United States GAAP except as noted below.

    Consolidated statement of income and retained earnings:

    If United States GAAP were employed, net income for the year would be adjusted as follows:

   -----------------------------------------------------------------------------

   Net income based on Canadian GAAP                                    $398,480
   Recognition of loss carryforwards of subsidiary company (a)            72,000
   -----------------------------------------------------------------------------
   Net income based on United States GAAP                               $470,480
   -----------------------------------------------------------------------------

   (a) The Company follows the deferral method of accounting for income taxes under Canadian GAAP, whereas United States GAAP requires the use of the liability method. In 1994 and 1993 the Company's United States subsidiary incurred losses of U.S. $394,000, the tax benefit of which is not recognized under Canadian GAAP until realized because the subsidiary did not have virtual certainty that it would realize such benefits.
       Under United States GAAP, the recovery of deferred tax assets is assessed using a "more likely than not" criterion as opposed to the virtual certainty criterion which management considered was met in 1997.

       As described in note 8, $28,000 of previously unrecognized loss carryforwards were recognized under Canadian GAAP in 1997.

OSECO INC.
Notes to Consolidated Financial Statements (continued)
(Expressed in Canadian dollars)

Year ended June 30, 1997
--------------------------------------------------------------------------------

12. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (CONTINUED):

    If United States GAAP were employed, shareholders' equity for the year would be adjusted as follows:

    ----------------------------------------------------------------------------

    Shareholders' equity based on Canadian GAAP                         $925,742
    Recognition of loss carryforwards of subsidiary company               72,000
    ----------------------------------------------------------------------------
    Shareholders' equity based on United States GAAP                    $997,742
    ----------------------------------------------------------------------------

    Consolidated statement of changes in cash resources:

    Under United States GAAP, bank indebtedness would not be included as a component of cash position in the consolidated statement of changes in cash resources. Accordingly, the $656,620 increase in bank indebtedness would be presented as a financing activity for the year and cash provided by financing activities would amount to $673,467.

13. SIGNIFICANT CUSTOMERS:

    In fiscal 1997 no customer accounted for more than 10% of the Company's sales. At June 30, 1997 four customers accounted for $1,056,700 of the accounts receivable balance.

OSECO INC.
Consolidated Balance Sheets
(Expressed in Canadian dollars)

March 31, 1998
(Unaudited)

--------------------------------------------------------------------------------
ASSETS

Current assets:
  Accounts receivable                                                $ 4,337,830
  Inventories                                                          4,154,559
  Prepaid expenses and deposits                                          113,799
  Other current assets                                                   136,200
  ------------------------------------------------------------------------------
                                                                       8,742,388

Investment in affiliated company                                           1,655

Fixed assets                                                           1,650,525
--------------------------------------------------------------------------------
                                                                     $10,394,568
--------------------------------------------------------------------------------
LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Bank indebtedness                                                  $ 2,079,782
  Accounts payable and accrued liabilities                             2,338,334
  Income taxes payable                                                   196,989
  Payable to affiliated company                                           25,614
  Deferred revenues                                                      132,441
  ------------------------------------------------------------------------------
                                                                       4,773,160

Redeemable, retractable Class A shares                                 4,300,000

Shareholders' equity:
  Capital stock:
     Authorized:
       Unlimited Class A shares
       40,000 common shares
     Issued:
       4,300 Class A shares                                                    -
       100 common shares                                                     100
  Retained earnings                                                    1,321,308
  ------------------------------------------------------------------------------
                                                                       1,321,408
--------------------------------------------------------------------------------
                                                                     $10,394,568
--------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

OSECO INC.
Consolidated Statements of Income and Retained Earnings
(Expressed in Canadian dollars)

Nine month periods ended March 31, 1998 and 1997
(Unaudited)

--------------------------------------------------------------------------------
                                                             1998          1997
--------------------------------------------------------------------------------
Sales                                                 $10,258,262   $ 7,678,422

Cost of sales                                           6,755,850     5,203,241
--------------------------------------------------------------------------------
                                                        3,502,412     2,475,181

Expenses:
  Production                                              850,471       822,478
  Selling                                                 496,678       527,341
  Research                                                119,146       127,982
  General and administrative                            1,029,974     1,051,286
  Western division                                        170,365       161,672
  Depreciation                                            225,112       165,078
  ------------------------------------------------------------------------------
                                                        2,891,746     2,855,837
--------------------------------------------------------------------------------

                                                          610,666      (380,656)

Other income                                                    -        40,916
--------------------------------------------------------------------------------
Income (loss) before income taxes                         610,666      (339,740)

Provision for (recovery of) income taxes                  215,000       (63,000)
--------------------------------------------------------------------------------
Net income (loss)                                         395,666      (276,740)

Retained earnings, beginning of period                    925,642     4,827,160

Excess of retraction price of redeemable, retractable
 Class A shares over paid-up capital                            -    (4,299,998)
--------------------------------------------------------------------------------
Retained earnings, end of period                      $ 1,321,308   $   250,422
--------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

OSECO INC.
Consolidated Statements of Changes in Cash Resources
(Expressed in Canadian dollars)

Nine month periods ended March 31, 1998 and1997
(Unaudited)

--------------------------------------------------------------------------------
                                                            1998           1997
--------------------------------------------------------------------------------

Cash provided by (used for):

Operating activities:
  Net income (loss)                                  $   395,666    $  (276,740)
  Items not involving cash:
     Depreciation                                        225,112        165,078
     Other                                                (4,627)          (319)
     Loss on disposal of fixed assets                     18,082              -
  ------------------------------------------------------------------------------
                                                         634,233       (111,981)
  Change in non-cash operating working capital          (531,468)    (1,202,264)
  ------------------------------------------------------------------------------
                                                         102,765     (1,314,245)

Financing activities:
  Increase in loan payable to affiliated company          24,856         11,387
  Dividend received                                            -          1,774
  Purchase of shares                                           -            100
  -----------------------------------------------------------------------------
                                                          24,856         13,261

Investing activities:
  Purchase of fixed assets                              (222,274)      (350,965)
  Proceeds on repayment of mortgage receivable           161,500              -
  ------------------------------------------------------------------------------
                                                         (60,774)      (350,965)
--------------------------------------------------------------------------------
Decrease (increase) in bank indebtedness                  66,847     (1,651,949)

Bank indebtedness, beginning of period                (2,146,629)    (1,490,009)
--------------------------------------------------------------------------------
Bank indebtedness, end of period                     $(2,079,782)   $(3,141,958)
--------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

OSECO INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Nine month periods ended March 31, 1998 and 1997
(Unaudited)

--------------------------------------------------------------------------------

The accompanying unaudited financial statements have been prepared in accordance with the rules of the United States Securities and Exchange Commission and, therefore, do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and retained earnings and cash flows, in conformity with generally accepted accounting principles. Reference is made to the audited financial statements of Oseco Inc. (the "Company") as at and for the year ended June 30, 1997 for information on the Company's accounting policies which have been consistently applied in these unaudited interim financial statements. The information furnished in the accompanying unaudited financial statements, in the opinion of management, reflects all adjustments (consisting primarily of normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the nine-month periods ended March 31, 1998 and 1997. The Company's business is subject to wide seasonal fluctuations and, therefore, the results of operations for the periods presented are not necessarily indicative of results which may be expected for any other interim period or for the year as a whole.

1. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES:

   These financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) in Canada which, in all material respects, are in accordance with United States GAAP except as noted below.

   Consolidated statement of income and retained earnings:

   If United States GAAP were employed, net income for the periods would be adjusted as follows:

   -----------------------------------------------------------------------------
                                                          1998         1997
   -----------------------------------------------------------------------------

   Net income (loss) based on Canadian GAAP           $395,666        $(276,740)
   Recognition of loss carryforwards of
     subsidiary company (a)                             (8,000)          80,000
   -----------------------------------------------------------------------------
   Net income (loss) based on United States GAAP      $387,666        $(196,740)
   -----------------------------------------------------------------------------

OSECO INC.
Notes to Consolidated Financial Statements
(Expressed in Canadian dollars)

Nine month periods ended March 31, 1998 and 1997
(Unaudited)

--------------------------------------------------------------------------------

1. CANADIAN AND UNITED STATES ACCOUNTING POLICY DIFFERENCES (CONTINUED):

   (a) The Company follows the deferral method of accounting for income taxes under Canadian GAAP, whereas United States GAAP requires the use of the liability method. In 1994 and 1993 the Company's United States subsidiary incurred losses of U.S. $394,000, the tax benefit of which is not recognized under Canadian GAAP until realized because the subsidiary did not have virtual certainty that it would realize such benefits.
       Under United States GAAP, the recovery of deferred tax assets is assessed using a "more likely than not" criterion as opposed to the virtual certainty criterion which management considered was met during the nine month period ended March 31, 1997.

   If United States GAAP were employed, shareholders' equity for the period ended March 31, 1998 would be adjusted as follows:

   -----------------------------------------------------------------------------

   Shareholders' equity based on Canadian GAAP                        $1,321,408
   Recognition of loss carryforwards of
     subsidiary company                                                   64,000

   -----------------------------------------------------------------------------
   Shareholders' equity based on United States GAAP                   $1,385,408
   -----------------------------------------------------------------------------

   Consolidated statement of changes in cash resources:

   Under United States GAAP, bank indebtedness would not be included as a component of cash position in the consolidated statement of changes in cash resources. Accordingly, the $66,847 decrease in bank indebtedness in 1998 and the $1,651,949 increase in 1997 would be presented as a financing activity for the periods and cash provided by financing activities would amount to ($41,991) and $1,665,210 respectively.

2. SUBSEQUENT EVENT:

   In May of 1998, the shareholders of the Company executed a letter of intent to sell 100% of the outstanding shares of the Company to a public company based in the United States.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                     AgriBioTech, Inc.
                                       (Registrant)



                                    /s/ Henry A. Ingalls
                                    --------------------
                                    Henry A. Ingalls


Date:  August 10, 1998